UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K
____________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 14, 2019

____________________

Cottonwood Communities, Inc.
(Exact Name of Registrant as Specified in Its Charter)

____________________

Maryland	333-215272	61-1805524
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

6340 South 3000 East, Suite 500
Salt Lake City, Utah 84121
(Address of Principal Executive Offices)
(801) 278-0700
(Registrant’s Telephone Number, Including Area Code)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated Dealer Manager Agreement
On October 15, 2019, Cottonwood Communities, Inc. (the “Company”), CC Advisors III, LLC (the “Advisor”) and Orchard Securities, LLC (the “Dealer Manager”) entered into an Amended and Restated Dealer Manager Agreement (the “Amended and Restated Dealer Manager Agreement”) in connection with the Company’s determination to offer and sell Class T shares of common stock in the initial public offering for the Company (the “Offering”). The Amended and Restated Dealer Manager Agreement provides that the Dealer Manager will offer and sell the Company’s Class A and Class T shares of common stock in the Offering at $10.00 per share. Under the Amended and Restated Dealer Manager Agreement, the Advisor will pay the Dealer Manager upfront selling commissions of up to 6% and up to 3% of the gross primary offering proceeds from the sale of the Company’s Class A and Class T common stock, respectively. For both classes of shares, the Advisor will also pay the Dealer Manager a dealer manager fee of up to 3% of the gross primary offering proceeds as compensation for acting as the dealer manager and for expenses incurred in connection with marketing the Company’s shares and wholesaler compensation. With respect to Class T shares sold in the primary offering, the Advisor will pay the Dealer Manager a deferred selling commission in an amount equal to 1.0% per annum of the estimated value per share for the Class T shares. The deferred selling commission will accrue daily based on the number of Class T shares outstanding on each day that were sold in the primary portion of the Offering and be paid monthly in arrears.

Payment of the deferred selling commissions with respect to individual Class T shares will cease when they are no longer outstanding, including as a result of conversion to Class A shares and redemption or repurchase. Each Class T share held in a shareholder’s account shall automatically and without any action on the part of the holder thereof convert into a Class A share, on the earliest to occur of the following: (i) a listing of the Class A shares on a national securities exchange; (ii) a merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets; and (iii) the last calendar day of the month in which the Company and the Dealer Manager, in conjunction with the transfer agent, determine that the deferred selling commission paid with respect to the Class T shares held by such shareholder within such account equals or exceeds three percent of the aggregate gross purchase price of the Class T shares held by such shareholder within such account and purchased in a primary offering. In addition, after termination of a primary offering registered under the Securities Act, payment of the deferred selling commission with respect to each Class T share sold in that primary offering will cease, on the date when the Company, with the assistance of the Dealer Manager, determines that all underwriting compensation paid or incurred with respect to the primary offering covered by that registration statement from all sources, determined pursuant to the rules and guidance of FINRA, would be in excess of 10% of the aggregate purchase price of all shares sold for the Company’s account through that primary offering. Further, each Class T share sold in that primary offering, each Class T share sold under a distribution reinvestment plan pursuant to the same registration statement that was used for that primary offering, and each Class T share received as a stock dividend with respect to such shares sold in such primary offering or distribution reinvestment plan shall automatically and without any action on the part of the holder thereof convert into a Class A share at the last calendar day of the month in which such determination is made.

Except as described herein, in all other material respects, the terms of the Amended and Restated Dealer Manager Agreement are consistent with those of the dealer manager agreement that was previously in effect. The Amended and Restated Dealer Manager Agreement is attached as Exhibit 1.1 hereto.

Amended and Restated Three-Party Agreement

On October 14, 2019, the Company, Cottonwood Communities O.P., LP (the “Operating Partnership”) and the Advisor entered into an Amended and Restated Three-Party Agreement (the “Amended and Restated Three-Party Agreement”). The Amended and Restated Three-Party Agreement specifies the Advisor’s responsibility to pay the deferred selling commission associated with the Class T share of common stock to be sold in the Offering.

Except as described herein, in all other material respects, the terms of the Amended and Restated Three-Party Agreement are consistent with those of the three-party agreement that was previously in effect. The Amended and Restated Three-Party Agreement is attached as Exhibit 10.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description
1.1	Amended and Restated Dealer Manager Agreement (including the Form of Selected Dealer Agreement), by and among the Company, CC Advisors III, LLC and Orchard Securities, LLC, dated October 15, 2019
10.1	Amended and Restated Three-Party Agreement, by and among the Company, Cottonwood Communities O.P., LP and CC Advisors III, LLC, dated October 14, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTTONWOOD COMMUNITIES, INC.

By:	/s/ Enzio Cassinis
Name:	Enzio Cassinis
Title:	Chief Executive Officer

Date:   October 16, 2019